UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2018

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2018, the Board of Directors of Esterline Technologies Corporation (“Esterline”) appointed Brian D. Reid as Interim Corporate Controller & Chief Accounting Officer, effective immediately (the “Effective Date”). Mr. Reid succeeded Mr. Gary Posner, the Company’s current Corporate Controller & Chief Accounting Officer, who retired from these positions.

Appointment of Mr. Reid

Mr. Reid, 46, served as Esterline’s Senior Director of Accounting and Financial Reporting since May 2018. Prior to that, Mr. Reid served as Esterline’s Director of Financial Reporting since March 2009. Mr. Reid first joined Esterline in 2001 as a Senior Auditor, and then held positions of increasing responsibility within Esterline’s corporate finance group prior to the promotion to his current role. Prior to joining Esterline, Mr. Reid was a Senior Associate at PricewaterhouseCoopers. Mr. Reid is a Certified Public Accountant and holds a bachelor’s degree in Accounting from Washington State University.

In connection with the promotion, Mr. Reid agreed to certain compensation terms. Mr. Reid, like all other officers of Esterline, serves at the pleasure of the Board of Directors. Mr. Reid’s annual base salary remains $230,000, and he remains eligible to participate in Esterline’s Annual Incentive Compensation Plan for fiscal 2018 with a target equal to 30% of his base salary. Effective on the Effective Date, Mr. Reid received a stock option to purchase 3,000 shares of Esterline common stock with an exercise price equal to $73.40 per share. Mr. Reid will also be eligible to participate in Esterline’s Long Term Incentive Program (“LTIP”) beginning in fiscal year 2019, with a total annual target value equal to 40% of his base salary. The value of Mr. Reid’s LTIP award will be allocated in accordance with the LTIP that will be effective for fiscal 2019.

Mr. Reid will also be eligible to participate in Esterline’s retirement, health care and other benefit plans. Effective on the Effective Date, Esterline and Mr. Reid entered into a Termination Protection Agreement, similar to those in place with the company’s other corporate officers, that generally provides for the following compensation benefits in the event that Mr. Reid is terminated without cause or resigns for good reason within two years after the day preceding a change of control: (1) a pro rata amount of Mr. Reid’s target annual incentive compensation, (2) a lump sum payment equal to all other earned, but unpaid amounts, (3) a lump sum payment equal to two times Mr. Reid’s annual base salary plus target annual incentive compensation, (4) full vesting of all outstanding unvested equity awards, (5) payment of certain legal fees and expenses associated with the termination, and (6) an amount equal to the then-current COBRA premium rate for Mr. Reid and his dependents multiplied by the number of months remaining in the two-year period following the change of control multiplied by 1.4.

Retirement of Mr. Posner

Effective June 13, 2018, Mr. Posner retired from his current positions with Esterline. Mr. Posner will remain employed for a transitional period to perform discrete projects and assignments in support of the transition of responsibilities to Mr. Reid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: June 18, 2018	By:	/s/ STEPHEN M. NOLAN
		Name:	Stephen M. Nolan
		Title:	Executive Vice President & Chief Financial Officer